UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2008

VIRGIN MEDIA INC.

(Exact name of Registrant as specified in its charter)

Delaware (State of Incorporation)	File No. 000-50886 (Commission File Number)	59-3778427 (IRS Employer Identification No.)

909 Third Avenue, Suite 2863, New York, New York 10022

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, including Area Code: (212) 906-8440

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

The information provided in Items 2.03 and 3.02 of this Form 8-K are incorporated by reference in this Item 1.01.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

Introduction

On April 10, 2008, Virgin Media Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Goldman, Sachs & Co., Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc. (the “Initial Purchasers”) to sell $1 billion aggregate principal amount of 6.50% Convertible Senior Notes due 2016 of the Company (the “Notes”) in a private placement in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) for resale to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act.  On April 16, 2008, the sale of the Notes was completed and the Notes were issued pursuant to the Indenture dated as of April 16, 2008 (the “Indenture”) between the Company and The Bank of New York, as trustee (the “Trustee”).  The Company received net proceeds of approximately $979 million in connection with the offering after deducting a $19 million discount to the Initial Purchasers and estimated offering expenses.  The Purchase Agreement also included a 30-day over-allotment option for the sale of an additional $150 million in aggregate principal amount of the Notes to the Initial Purchasers.

Convertible Notes and Indenture

A copy of the Indenture (including the form of the Notes) and a more detailed Description of the Notes are filed with this Form 8-K as Exhibits 4.1 and 99.2, respectively, and are incorporated by reference in this Item 2.03.  The following description of the Indenture and the Notes, and the information in Exhibit 99.2, are summaries only and are qualified in their entirety by reference to Exhibit 4.1.

Interest: 6.50% per annum, payable in cash semi-annually in arrears, accruing from April 16, 2008.

Interest Payment Dates: May 15 and November 15 of each year, beginning November 15, 2008.

Maturity: November 15, 2016.

Conversion Rights: See the description of conversion rights in Item 3.02 below, which is incorporated by reference in this Item 2.03.

Ranking: The Notes are general unsecured obligations of the Company and rank equal in right of payment to future senior indebtedness, senior in right of payment to future subordinated indebtedness and effectively subordinated in right of payment to future secured indebtedness to the extent of the collateral securing such indebtedness. The Company’s obligations under the Notes are not guaranteed by, and are effectively subordinated in right of payment to, all existing and future indebtedness and other liabilities of the Company’s subsidiaries.

Repurchase Rights: Holders of the Notes may require the Company to repurchase for cash all or any portion of their Notes upon the occurrence of a “fundamental change” (as defined in the Indenture to include a “change of control” or a termination of trading in the Company’s common stock, the “Common Stock”) at a price equal to 100% of the principal amount of the Notes, together with accrued and unpaid interest, if any, up to but excluding the repurchase date.

Make-Whole Premium: See the description of the make-whole premium in Item 3.02 below, which is incorporated by reference in this Item 2.03.

Events of Default: The following are events of default with respect to the Notes:

•                  default in any payment of interest for 30 days;

•                  default in the payment of principal when due and payable at its stated maturity, upon required repurchase,

acceleration or otherwise;

•                  failure by the Company to comply with its conversion obligations under the Indenture;

•                  failure by the Company to comply with its notice obligations under Article 11 of the Indenture which pertains to the repurchase of Notes at the option of the holder upon the occurrence of a “fundamental change”;

•                  failure by the Company to comply for 60 days after written notice from the Trustee or the holders of at least 25% principal amount of the Notes then outstanding with any of the Company’s other agreements contained in the Notes or the Indenture; provided, that the Company has 90 days after receipt of said notice to remedy, or receive a waiver for, any failure to comply with its obligations to file reports under the Indenture or to comply with Section 314(a)(1) of the Trust Indenture Act;

•                  failure by the Company or any subsidiary to pay any indebtedness within any applicable grace period after final maturity, or the acceleration of any indebtedness by the holders because of a default, if, in each case, the total amount of such indebtedness unpaid or accelerated exceeds £50 million or its equivalent in another currency;

•                  the rendering of any judgment or decree for the payment of money in excess of £50 million or its equivalent in another currency against the Company or any subsidiary if such judgment or decree remains outstanding for a period of 60 days; or

•                  certain events of bankruptcy, insolvency and reorganization affecting the Company or its significant subsidiaries.

Registration Rights Agreement

On April 16, 2008, the Company also entered into a registration rights agreement regarding the Notes (the “Registration Rights Agreement”) with the Initial Purchasers. A copy of the Registration Rights Agreement is filed as Exhibit 4.3 to this Form 8-K.  The following description of the Registration Rights Agreement is a summary only and is qualified in its entirety by reference to Exhibit 4.3, which is incorporated by reference in this Item 2.03.

Pursuant to the Registration Rights Agreement, the Company agreed, in certain circumstances, to file with the Securities and Exchange Commission and use commercially reasonable efforts to cause to become effective, no later than the 181st calendar day following the closing date, a shelf registration statement with respect to the resale of the Notes and the sale of the Common Stock issuable upon conversion of the Notes (the “registrable securities” as defined in the Registration Rights Agreement).  The Company also agreed to use commercially reasonable efforts to keep the shelf registration statement continuously effective, under the Securities Act, until the earlier of: (1) the sale of all registrable securities registered under the shelf registration statement; and (2) one year from the date the shelf registration statement is declared effective.  The Company’s obligation to file or maintain a shelf registration statement will be suspended to the extent and during the periods that the Notes and the Common Stock issuable upon conversion of the Notes are eligible to be sold by a person who is not an affiliate of the Company pursuant to Rule 144 of the Securities Act without any volume or manner of sale restrictions.  If the Company fails to comply with such obligations under the Registration Rights Agreement, the Company will be obligated to pay additional interest on the Notes.

General

The Notes and the Common Stock issuable on conversion of the Notes have not been registered under the Securities Act or any other state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.  This current report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy any securities.

The information provided in Item 3.02 of this Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02   Unregistered Sales of Equity Securities

The information provided in Item 2.03 of this Form 8-K is incorporated by reference in this Item 3.02.

The Notes will be convertible, subject to certain conditions, into shares of Common Stock or, at the Company’s election, into cash or a combination of cash and shares of Common Stock.

The initial conversion rate for the Notes will be 52.0291 shares of Common Stock per $1,000 in principal amount of Notes, which is equivalent to an initial conversion price of approximately $19.22 per share of Common Stock.  The conversion rate is subject to adjustment in certain events, but will not be adjusted for accrued interest.

Holders may convert their Notes prior to August 15, 2016, in multiples of $1,000 in principal amount, at the option of the holder, under the following circumstances:

•                  during the five business-day period after any five consecutive trading day period in which the price per note for each trading day was less than 98% of the product of the last reported sale price of Common Stock and the conversion rate on each such day;

•                  during any calendar quarter after the calendar quarter ending June 30, 2008 (and only during such quarter), if the last reported sale price of Common Stock for 20 or more trading days in a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter exceeds 120% of the applicable conversion price in effect on the last trading day of the immediately preceding calendar quarter; or

•                  upon the occurrence of specified corporate events.

The Notes will be convertible regardless of the foregoing circumstances in multiples of $1,000 in principal amount, at any time on and after August 15, 2016, through the close of business on the second business-day immediately preceding the maturity date of the Notes.

If a “make-whole fundamental change” (as defined in the Indenture) occurs and a holder elects to convert its Notes in connection with that event, the Company is required in some cases to increase the conversion rate applicable to the Notes.

Item 8.01   Other Events

On April 16, 2008, the Company issued a press release announcing the closing of its offering of the Notes.  A copy of the Company’s press release is attached as Exhibit 99.1.

Item 9.01   Financial Statements and Exhibits

(d)                            Exhibits

4.1	Indenture for 6.50% Convertible Senior Notes due 2016 between Virgin Media Inc. and The Bank of New York, as trustee, dated April 16, 2008 (including form of 6.50% Convertible Senior Note due 2016).
4.2

Registration Rights Agreement for 6.50% Convertible Senior Notes due 2016 between Virgin Media Inc. and Goldman, Sachs & Co., Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc., dated April 16, 2008.

99.1	Press release dated April 16, 2008 issued by Virgin Media Inc.
99.2	Description of the Notes.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 16, 2008	VIRGIN MEDIA INC.

	By:	/s/ Bryan H. Hall
Bryan H. Hall
Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture for 6.50% Convertible Senior Notes due 2016 between Virgin Media Inc. and The Bank of New York, as trustee, dated April 16, 2008 (including form of 6.50% Convertible Senior Note due 2016).
4.2

Registration Rights Agreement for 6.50% Convertible Senior Notes due 2016 between Virgin Media Inc. and Goldman, Sachs & Co., Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc., dated April 16, 2008.

99.1	Press release dated April 16, 2008 issued by Virgin Media Inc.
99.2	Description of the Notes.